EXHIBIT 10.1

           PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
              (First Financial Plaza; Encino, California)

     THIS AGREEMENT is made and entered into as of the 9th day of August, 1996, by and between JMB ENCINO PARTNERSHIP, L.P., a California limited partnership (hereinafter called "SELLER"), and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (hereinafter called "BUYER").

                            R E C I T A L S
     A. Seller is the owner of that certain real property located in the City of Encino, County of Los Angeles, State of California, consisting primarily of an office building commonly known as "First Financial Plaza".
     B. Buyer desires to purchase such premises on the terms and conditions hereinafter documented.
     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:
     1. PURCHASE AND SALE. Seller shall sell to Buyer, and Buyer shall purchase from Seller, the land (the "LAND") described in Exhibit "A" attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all improvements, structures, supplies and fixtures located upon the Land, all right, title and interest of Seller in and to any items of personal property (including, without limitation, all equipment, appliances, tools, machinery, supplies, building materials, appliances, fittings, gas and oil burners, automatic stokers, lighting fixtures, doors, cabinets, partitions, mantles, elevators, electric motors, pumps, screens, flag poles, waste disposal or storage equipment, sprinklers, plumbing, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, each with any of its respective furnaces, boilers, engines, motors, dynamos, radiators, pipe, wiring and other apparatus, vaults, safes, fire prevention and extinguishing equipment, carpets, floor covering, kitchen appliances and antennae) owned by Seller (and not by tenants) located upon or about the Land and used in the operation of the subject premises (provided, however, the personal property shall not include any computer equipment, computer programs or related software) (collectively, the "PERSONAL PROPERTY"), all preliminary, final and proposed building plans and specifications [including "as-built" drawings] respecting the improvements, structural reviews, architectural drawings and engineering, soils, seismic, geologic and architectural reports, studies and certificates owned by Seller and prepared by third parties pertaining to the Land or the improvements thereon (collectively, "RECORDS AND PLANS"), all right, title and interest of Seller in and to the name "First Financial Plaza", and, to the extent assignable, all right, title and interest of Seller in and to all building permits, certificates of occupancy, business licenses, other licenses, permits, certificates and authority required in connection with the construction, use or occupancy of the Property, leases, contract rights, agreements, tenant lists, advertising material and telephone exchange numbers (hereinafter, collectively, the "PROPERTY"), all upon the terms, covenants and conditions hereinafter set forth. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, Seller reserves any and all right, title and interest of Seller in, and Seller shall not convey or assign to Buyer any right, title or interest of Seller to, any and all promissory notes or other evidences of indebtedness (collectively, the "TENANT LOANS") owed to Seller by the following tenants: Fred Sands Realty; Benson, Minkow & Shapiro; and Block, Klein & Co.
     2. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Property shall be the sum of Thirty-Seven Million Nine Hundred Thousand and NO/100 Dollars ($37,900,000).
     3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to Seller by Buyer as follows:
     A. ESCROW DEPOSIT. Within three (3) business days after execution of this Agreement, Buyer shall (subject to prior termination of this Agreement in accordance with Paragraph 4B below or any other applicable provisions hereof), deliver a deposit of $300,000 (which deposit, together with all interest thereon earned while such deposit is held by "Escrow Holder", as hereinafter defined, is herein called the "ESCROW DEPOSIT") to Chicago Title Insurance Company, at its offices at Chicago Title Insurance Company, 700 South Flower Street, Suite 900, Los Angeles, California
90071, Attention: Ms. Sharon Kling (which company, in its capacity as escrow holder hereunder, is called "ESCROW HOLDER"). The Escrow Deposit shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times that the Escrow Deposit is being held by the Escrow Holder, the Escrow Deposit shall be invested by Escrow Holder in the following investments ("APPROVED INVESTMENTS"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major money center banking institution reasonably acceptable to Buyer, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.
     B. ASSUMPTION OF FINANCING. A portion of the Purchase Price shall be payable by Buyer assuming the obligations of Seller under the "Loan Documents" (as hereinafter defined), such portion of the Purchase Price so payable being an amount equal to the outstanding principal balance of the loan (the "LOAN") evidenced, secured or governed by the Loan Documents as of the "Close of Escrow", as hereinafter defined (such amount being herein called the "OUTSTANDING LOAN AMOUNT"). The Outstanding Loan Amount as of the Close of Escrow is anticipated to be approximately $24,704,555.28 (following application of the installments due July 15, 1996 and August 15, 1996).
     C. CLOSING PAYMENT. The balance of the Purchase Price (i.e., $37,900,000 minus the Outstanding Loan Amount), as adjusted by the application of the Escrow Deposit and by the prorations and credits specified herein, shall be paid in cash on the "Close of Escrow", as hereinafter defined (the amount to be paid under this subparagraph C being herein called the "CLOSING PAYMENT").
     4.    CONDITIONS PRECEDENT
     A.    TITLE MATTERS.
     (1) TITLE REPORT. Seller has prior to the date hereof caused to be delivered to Buyer a copy of a preliminary title report and copies of all recorded documents referred to in such preliminary title report (collectively, the "PRELIMINARY TITLE REPORT"), covering the Property from Chicago Title Insurance Company (which company, in its capacity as title insurer hereunder, is herein called the "TITLE COMPANY"). In addition, Seller has prior to the date hereof caused to be delivered to Buyer a copy of an updated ALTA survey of the Property, which survey is certified to Buyer and Title Company ("SURVEY"). Buyer has heretofore approved all exceptions and matters set forth in Schedule B, Section II of that certain title commitment dated August 6, 1996 (the "TITLE COMMITMENT") from the Title Company, including all matters therein relating to the Survey (collectively, the "PERMITTED EXCEPTIONS"). Seller shall use best efforts to satisfy the requirements set forth in Schedule B, Section I of the Commitment, on or before the Closing Date. Approval by Buyer of any additional exceptions to title or survey matters disclosed after the date of execution of this Agreement shall be a condition precedent to Buyer's obligation to purchase the Property. Unless Buyer gives written notice that it disapproves any such additional exceptions to title or survey matters, stating the exceptions so disapproved, on or before the sooner to occur of 10 days after receipt of written notice thereof or the Close of Escrow, Buyer shall be deemed to have approved said exceptions or survey matters. If, for any reason, on or before the Close of Escrow Seller does not cause such additional exceptions to title or survey matters which Buyer disapproves (to the extent Buyer is permitted hereunder to so disapprove) to be removed at no cost or expense to Buyer (Seller having the right but not the obligation to do so), the obligation of Seller to sell, and Buyer to buy, the Property as herein provided shall terminate (and Seller and Buyer shall have no further obligations in connection herewith). Buyer shall have the option to waive the condition precedent set forth in this Paragraph 4A(1) by notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.
     (2) EXCEPTIONS TO TITLE. Buyer shall be obligated to accept title to the Property, subject only to the following exceptions to title:



     (a)   Real estate taxes and assessments not yet due and payable;
     (b) The printed exceptions which appear in an ALTA (Form B 1970) extended coverage owner's title insurance policy issued by Title Company;
     (c)   The Loan Documents (subject to Paragraph 4D below);
     (d)   The Permitted Exceptions.
Conclusive evidence of the availability of such title shall be the willingness of Title Company to issue to Buyer on the Close of Escrow, an ALTA (Form B 1970) extended coverage owner's title insurance policy together with such CLTA endorsements as Title Company shall have committed to issue in the Title Commitment to Buyer at Closing ("OWNER'S POLICY"), in the face amount of the Purchase Price, which policy shall show (i) title to the Property to be vested of record in Buyer, and (ii) the above exceptions to be the only exceptions to title. Buyer shall have the right to require the Title Company to obtain coinsurance or facultative reinsurance (together with agreements in a form and content reasonably satisfactory to Buyer providing Buyer with the right of "direct access" against the reinsurer) with respect to the Title Policy in such amount and with such title companies as Buyer determines in Buyer's reasonable discretion. Notwithstanding anything to the contrary contained in this Agreement, Seller shall be obligated to remove (or cause the Title Company to affirmatively insure over): (i) any liens or encumbrances intentionally created by Seller, including without limitation, (x) any deeds of trust covering the Property which secure any financing (other than the Loan) obtained by Seller, (y) any mechanic's or materialmen's liens against the Property as a result of work done by or on behalf of Seller, and (z) tax or judgment liens against Seller, and (ii) all other liens of a monetary nature against the Property and not otherwise provided for in this Agreement (but Seller shall not be obligated hereby to expend more than $25,000 in the aggregate in connection with this clause (ii)); provided that, nothing contained in this Agreement shall require the release or discharge of any lien relating to the Loan Documents, or any lien arising from Buyer's inspections or examinations of the Property.
     (3) OWNER'S POLICY. As a condition to Buyer's obligation to purchase the Property hereunder, Title Company shall have irrevocably committed on the Close of Escrow to issue to Buyer the Owner's Policy, subject only to the exceptions approved or deemed approved by Buyer, and containing the required CLTA endorsements, in accordance with Paragraph 4A above.
     B. DUE DILIGENCE REVIEWS. Buyer shall have until 5:00 p.m. Los Angeles time on August 22, 1996 (the "DUE DILIGENCE PERIOD") within which to perform and complete the "Remaining Environmental Analysis" (defined below) respecting the Property; provided that, if the Remaining Environmental Analysis shall not have been completed by "Buyer's Engineer" or the "Laboratory" (as such terms are defined below) by expiration of the Due Diligence Period as aforesaid, then the Due Diligence Period shall automatically be extended (the "DUE DILIGENCE EXTENSION") to 5:00 p.m. Los Angeles time on August 27, 1996 (the "EXTENDED DUE DILIGENCE PERIOD"); provided that, if the "Geologist" (as defined below) shall not have issued to Buyer and to Seller a written determination of the Geologist's conclusions as provided below by the expiration of the Extended Due Diligence Period, then the Extended Due Diligence Period shall automatically be further extended until 5:00 p.m. Los Angeles time on September 3, 1996 (the "ADDITIONAL EXTENDED DUE DILIGENCE PERIOD"). Notwithstanding the foregoing, if the Remaining Environmental Analysis shall not have been completed by Buyer's Engineer or the Laboratory by 5:00 p.m. on the last day of the Extended Due Diligence Period, or if the Geologist shall not have issued to Buyer and to Seller a written determination of the Geologist's conclusions as provided below by the expiration of the Additional Extended Due Diligence Period, then Buyer shall have the right to terminate this Agreement by written notice to Seller given prior to expiration of the Extended Due Diligence Period or the Additional Extended Due Diligence Period, as the case may be (upon which notice this Agreement shall terminate, and Seller and Buyer shall have no further obligations in connection herewith; provided that, if the Remaining Environmental Analysis shall not have been completed by Buyer's Engineer or the Laboratory by 5:00 p.m. on the last day of the Extended Due Diligence Period, or the Geologist shall not have issued to Buyer and to Seller a written determination of the Geologist's conclusions as provided below by the expiration of the Additional Extended Due Diligence Period (if
any), and Buyer shall not theretofore have elected to terminate as provided in this sentence, then Buyer shall be deemed to have waived the contingency for the Remaining Environmental Analysis set forth in this Paragraph 4B, and this Agreement shall continue in full force and effect. Other than the Remaining Environmental Analysis, and except as otherwise expressly provided in this Agreement, Buyer has heretofore completed and approved all matters pertaining to its due diligence inspection, examination and review of all aspects of the Property, including Buyer's review of all leases, service contracts, the Loan Documents, title and survey matters, and all physical, compliance matters and other conditions respecting the Property. During the Due Diligence Period (as the same may be extended pursuant to the terms hereof), Seller shall provide Buyer with reasonable access to the Property upon reasonable advance notice solely for the purpose of completing the Remaining Environmental Analysis. Buyer shall in good faith pursue the Remaining Environmental Analysis, and shall conduct the same in a manner so as to not cause damage, loss, cost or expense to Seller or the Property (other than any below-grade damage to the Property inherent in and necessary for the installation of the Well) and so as to not unreasonably interfere with or disturb any tenant at the Property. In no event shall Buyer after the date hereof make or do any review, inspection, testing or analysis hereunder other than the Remaining Environmental Analysis and except as otherwise expressly provided herein, and shall in all events promptly return the Property to its prior condition and repair thereafter following the Remaining Environmental Analysis (including closure and/or removal of the Well in accordance with all applicable laws, rules and regulations, if so requested by Seller), it being understood that the foregoing shall not require Buyer to replace soil and water removed from the Property in connection with the installation of the Well and sampling in connection with the Remaining Environmental Analysis, except insofar as such replacement is customarily done in connection with wells similar to the Well. In addition to the foregoing, Buyer shall, at its sole cost and expense, lawfully dispose of any waste materials (including, without limitation, cuttings, purged-water and samples) generated in the course of the Remaining Environmental Analysis. In connection with any such disposal, Buyer shall be identified as the generator of said for all purposes. Without limitation on the foregoing, in no event shall Buyer contact any tenant of the Property without Seller's express written consent nor shall Buyer contact any governmental authority having jurisdiction over the Property without Seller's express written consent (which consent as to governmental authorities shall not be unreasonably withheld). Seller shall have the right, at its option, to cause a representative of Seller or an engineer engaged by Seller ("SELLER'S ENGINEER") to be present during all aspects of the Remaining Environmental Analysis. Buyer shall promptly deliver to Seller true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Buyer by any third party and, in the event of termination hereunder, shall return all documents and other materials furnished by Seller hereunder. Without limitation of the foregoing, Buyer shall instruct Buyer's Engineer to deliver to Seller concurrently with delivery to Buyer thereof all data and draft reports and conclusions of Buyer's Engineer and the Laboratory in connection with the Remaining Environmental Analysis, and Seller shall be given a reasonable opportunity to review and provide input with respect to any written reports and recommendations generated by Buyer's Engineer prior to the finalization thereof. Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations hereunder (including, without limitation, the Remaining Environmental Analysis) strictly confidential in accordance with Paragraph 10.J below.
     "REMAINING ENVIRONMENTAL ANALYSIS" means (i) the drilling of a single ground water monitoring well (the "WELL") to be installed on the Property along the Balboa Avenue property line proximate to the garage structure,
(ii) the sampling of soil cuttings collected during installation of the Well, (iii) the monitoring of the groundwater from the Well, (iv) laboratory analysis of the results thereof by the Laboratory, and (v) if required in accordance with this Paragraph 4B, the review and analysis of such results by the Geologist in connection with the Geologist's written determination whether the presence (if any) of any "Relevant Substance" (defined below) does or does not require remedial clean-up action (other than monitoring and reporting) to bring the Property into compliance with all applicable laws, rules and regulations with respect to such Relevant Substance, all in accordance with the following:
     (1) The Well shall not be more than fifty (50) feet in depth below the surface of the Land, and shall in no event extend below the point at which the drill reaches or achieves bedrock refusal as mutually determined by both Buyer's Engineer and Seller's Engineer. The drilling rig to be used in connection with the Well shall be no larger than a CME-75 or equivalent rig. Buyer may not drill another monitoring well in another location upon the first to occur of (a) the Well has reached fifty (50) feet in depth below the surface of the Land, (b) the drill reaches or achieves bedrock refusal as mutually determined by both Buyer's Engineer and Seller's Engineer, or (c) the Well has reached groundwater, and no further or other drilling shall be permitted thereafter. Notwithstanding the foregoing, (x) in no event shall there be more than three (3) attempts to drill the Well in separate locations (i.e., there shall be no more than three (3) drilling holes); (y) all drilling attempts shall be grouped as closely together as reasonably possible; and (z) all drilling shall be completed on the same day that the initial drilling attempt is made;
     (2) If despite the permitted drilling described above the Well does not reach or yield ground water or otherwise permit the sampling of ground water in accordance with this subparagraph D, then Buyer shall be permitted to sample only the soil in connection with the Well, and shall rely solely on the soil samples in connection with the Remaining Environmental Analysis;
     (3) Buyer, Buyer's environmental engineer ("BUYER'S ENGINEER"), Seller's Engineer and Seller have agreed upon and approved that certain written work plan proposal for the Remaining Environmental Analysis (the "WORK PLAN"). A copy of the Work Plan is attached to this Agreement as Exhibit "M" and is made a part hereof. Without limitation, the Work Plan includes detailed descriptions of the methodology for testing, the method reporting limits for the Laboratory for each analyte tested, and the exact location and depth of the Well). Prior to installing the Well or commencing any work on the Property in connection therewith, Buyer shall cause Buyer's Environmental Engineer to (a) deliver to Seller a confidentiality, access and indemnity agreement in form and substance satisfactory to Seller; and (b) deliver to Seller and to Seller's Engineer satisfactory evidence of utility clearance for the Well. Seller shall have the right to cause Seller's Engineer to be present to observe installation and closure of the Well, and the taking of any water and soil samples. All of Buyer's Engineer's field activities and methodologies shall be to Seller's Engineer's reasonable satisfaction. The testing laboratory that will analyze soil and/or water samples in connection with the Remaining Environmental Analysis shall be Columbia Analytical Services, Inc. (the "LABORATORY"), located in Canoga Park, California. Buyer's Engineer and the Laboratory shall be required to observe "quality assurance - quality control" (QAQC) procedures and "chain of custody" protocol reasonably satisfactory to Seller's Engineer. Without limitation of the foregoing, Buyer shall cause the Laboratory to deliver to Seller's Engineer such back-up documentation and evidence (for example, proof of proper instrument calibration) as Seller's Engineer may reasonably request to authenticate and confirm the accuracy of the results of any tests or analyses conducted by the Laboratory; and
     (4) The Laboratory shall analyze soil and/or water samples exclusively for the following (and for no other) substances (the "RELEVANT SUBSTANCES"): (i) total petroleum hydrocarbons as gasoline (TPH(g)); (ii) benzene; (iii) toluene; (iv) ethylbenzene; (v) total xylenes; and (vi) methyl tertiary butyl ether (MTBE). Buyer shall have no right under this Paragraph 4 to analyze soil and/or water samples in connection with the Well for, and shall have no right to terminate this Agreement by reason of the presence in, under or on, or contamination of, the Property by, any chemical, material, compound or substance other than those listed in items
(i) through (vi) above.
     If, on or before the expiration of the Due Diligence Period (as the same may be extended hereunder), (i) there is a "Remedial Finding" (as defined below), and (ii) Buyer shall determine that it no longer intends to purchase the Property based solely on the existence of the Remedial Finding, then Buyer shall promptly notify Seller of such determination in writing on or before the expiration of the Due Diligence Period, as the same may be extended as provided herein (such notice being herein called the "TERMINATION NOTICE"), whereupon this Agreement, and the obligations of the parties hereunder, shall terminate. In the event that (a) Buyer shall fail to have delivered the Termination Notice to Seller on or before the expiration of the Due Diligence Period (as the same may be extended as provided herein), (b) there is no Remedial Finding, or (c) the results of the Laboratory's analysis of any soil and/or water samples in connection with the Well are "non-detect" or otherwise fail to disclose the presence of any Relevant Substance in the samples, then Buyer shall be deemed to have agreed that all of the foregoing matters are acceptable to Buyer, that Buyer approves the results of the Remaining Environmental Analysis, that Buyer intends to proceed with the acquisition of the Property, thereafter Buyer shall have no further right to terminate this Agreement pursuant to this Paragraph 4B, and this Agreement shall continue in full force and effect.
     "REMEDIAL FINDING" means (1) a determination by the Laboratory, based solely on its analysis of any soil and/or water samples in connection with the Well, that one or more Relevant Substances is present therein (a "RELEVANT SUBSTANCE PRESENCE"), and (2) if there is a Relevant Substance Presence, any failure by Hygienetics Environmental Services, Inc. ("the "GEOLOGIST") to issue to Buyer a written determination that the presence of such Relevant Substance does not require remedial clean-up action (other than monitoring and reporting) to bring the Property into compliance with all applicable laws, rules and regulations with respect to such Relevant Substance. The parties shall each pay one-half (1/2) of the cost and expense of the Geologist.
           C. RELEASE OF SELLER FROM LOAN DOCUMENTS. As a condition to Seller's obligation to close the transactions contemplated hereby, Seller shall have received on or before the Close of Escrow a release of Seller's and any guarantor's obligations under the Loan Documents from the holder thereof (the "LENDER"), which release shall be in form and substance reasonably satisfactory to Seller.
           D. BENEFICIARY STATEMENT. Buyer shall have received a beneficiary statement ("BENEFICIARY STATEMENT"), duly executed by the Lender, on or before August 19, 1996, consenting to the conveyance of the Property by Seller to Buyer without exercising any right of acceleration, or otherwise modifying the terms or provisions of the Loan Documents, and further providing: (A) that the Lender is the holder of the Loan Documents, a true, correct and complete copy of which Loan Documents shall be attached to the Beneficiary Statement; (B) the outstanding principal balance of the Loan and the date through which interest is paid; (C) the interest rate, amortization schedule and any balloon payments; (D) whether the holder has any right to purchase or acquire any ownership interest in the Property or is entitled to any payment based upon revenues generated by the Property; (E) that the Loan Documents are in full force and effect; (F) that there are no overdue installments of interest or principal under the Loan; (G) that, to Lender's actual knowledge, there exists no default under the Loan Documents; and (H) Buyer's assumption of the Loan Documents shall apply only to those obligations thereunder first arising and accruing on and after the Close of Escrow. In the event that Buyer shall not have received the Beneficiary Statement confirming the foregoing terms of the Loan and the Loan Documents in form and substance reasonably satisfactory to Buyer by 5:00 p.m. Los Angeles time on August 19, 1996, then Buyer shall have the right to terminate this Agreement upon written notice to Seller (such notice being herein called the "BENEFICIARY STATEMENT TERMINATION NOTICE") given not later than 5:00 p.m. Los Angeles time on August 21, 1996, whereupon this Agreement, and the obligations of the parties hereunder, shall terminate. In the event that Buyer shall have received the Beneficiary Statement confirming the foregoing terms of the Loan and the Loan Documents in form and substance reasonably satisfactory to Buyer, or Buyer shall fail to have delivered the Beneficiary Statement Termination Notice to Seller by 5:00 p.m. Los Angeles time on August 21, 1996, then Buyer shall be deemed to have waived the contingency set forth in this Paragraph 4D, and Buyer shall thereafter have no further right to terminate this Agreement pursuant to this Paragraph 4D. Seller hereby authorizes Buyer to contact Lender in connection with the assumption of the Loan contemplated by this Agreement.
           E. LENDER'S PRINCIPAL STATEMENT. Buyer shall have received from Lender a statement of the principal balance of the Loan to be assumed by Buyer (the "PRINCIPAL STATEMENT") on or before the date which is not less than three (3) business days prior to the Close of Escrow.
           F.    TENANT ESTOPPELS.  Buyer shall have received duly
executed tenant estoppel certificates dated not earlier than 60 calendar days prior to the Close of Escrow, substantially in the form of Exhibit "C" attached hereto, from (a) each tenant occupying 5,000 or more rentable square feet at the Property, and (b) tenants occupying (in the aggregate) at least 80% of the aggregate rentable square footage of the Property covered by tenant leases in effect as of August 27, 1996 (inclusive of any tenants described in clause (a) above) (collectively, the "REQUIRED TENANT ESTOPPELS"). In the event that Buyer shall not have received the Required Tenant Estoppels in substance reasonably satisfactory to Buyer confirming in all material respects the matters set forth in the "Rent Roll" (as defined below) and the other matters contained in the form of estoppel certificate attached hereto as Exhibit "C" by 5:00 p.m. Los Angeles time on August 27, 1996, then Buyer shall have the right to terminate this Agreement upon written notice to Seller (such notice being herein called the "TENANT ESTOPPEL TERMINATION NOTICE") given not later than 5:00 p.m. Los Angeles time on August 28, 1996, whereupon this Agreement, and the obligations of the parties hereunder, shall terminate. In the event that Buyer shall have received the Required Tenant Estoppels in substance reasonably satisfactory to Buyer confirming in all material respects the matters set forth in the Rent Roll and the other matters contained in the form of estoppel certificate attached hereto as Exhibit "C" or Buyer shall fail to have delivered the Tenant Estoppel Termination Notice to Seller on or before 5:00 p.m. Los Angeles time on August 28, 1996, then Buyer shall be deemed to have waived the contingency set forth in this Paragraph 4F, and Buyer shall thereafter have no further right to terminate this Agreement pursuant to this Paragraph 4F. Seller's obligation to provide tenant estoppels hereunder shall be limited to the use of reasonable efforts to obtain the same, without the obligation to incur any cost or expense in connection therewith. Notwithstanding the foregoing, if (a) Buyer shall not have received a tenant estoppel certificate from any tenant in substance reasonably satisfactory to Buyer confirming in all material respects the matters set forth in the Rent Roll and the other matters contained in the form of estoppel certificate attached hereto as Exhibit "C" by 5:00 p.m. Los Angeles time on August 27, 1996, and (b) Buyer shall not theretofore have delivered the Tenant Estoppel Termination Notice to Seller, then Buyer shall have the right to deliver to Seller on or before 5:00 p.m. Los Angeles time on August 28, 1996, a list of the tenants that have failed to return an executed tenant estoppel to Buyer (the "MISSING ESTOPPEL LIST"). Within three (3) business days after Seller's receipt of the Missing Estoppel List, Seller shall deliver to Buyer a certified list of all lease documents, supplements, extensions, renewals and written amendments governing the lease pertaining to each tenant listed in the Missing Estoppel List ("SELLER'S ADDITIONAL LEASE LIST"). Buyer shall have the right to terminate this Agreement upon written notice to Seller (the "SECONDARY TENANT ESTOPPEL TERMINATION NOTICE") given not later than 5:00 p.m. Los Angeles time on the date that is two (2) business days after Buyer's receipt of the Seller's Additional Lease List, whereupon this Agreement, and the obligations of the parties hereunder, shall terminate. In the event that Buyer shall fail to have delivered the Secondary Tenant Estoppel Termination Notice to Seller on or before 5:00 p.m. Los Angeles time on the date that is two (2) business days after Buyer's receipt of the Seller's Additional Lease List, then Buyer shall be deemed to have waived the contingency set forth in this Paragraph 4F.
           G. PERFORMANCE BY SELLER. Seller shall have duly performed each and every agreement to be performed by Seller hereunder. The condition set forth in this Paragraph 4G is for Buyer's sole benefit.
           H.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.
Buyer shall have duly performed each and every agreement to be performed by Buyer hereunder, and Buyer's representations, warranties and covenants set forth in this Agreement shall be true and correct as of the Close of Escrow. The condition set forth in this paragraph 4H is for Seller's sole benefit.
           I. CLOSING CERTIFICATES. Seller shall deliver to Buyer at the Close of Escrow a certificate, dated as of the Close of Escrow, duly executed by Seller (the "SELLER'S CLOSING CERTIFICATE"), attesting to the continued truth and accuracy of Seller's representations and warranties contained in Paragraph 7A(2) of this Agreement, or specifying any exceptions or changes thereto (including, without limitation, to Seller's knowledge, any material default by any tenant or by the landlord under any tenant lease that remains uncured as of the date thereof). In the event that the Seller's Closing Certificate shall disclose any changes in any material adverse respect in the representations and warranties of Seller contained in paragraph 7A(2), or the "Manager's Closing Certificate" (as hereinafter defined) if delivered by Manager shall disclose any changes in any material adverse respect in the representations and warranties of Manager contained in the Manager's Certificate, which are not otherwise permitted or contemplated by the terms of this Agreement (e.g., permitted new leases approved by Buyer in accordance with Paragraph 7D(3)), then Buyer shall have the right to terminate this Agreement by written notice to Seller given on or before the Close of Escrow, whereupon this Agreement, and the obligations of the parties hereunder, shall terminate. The conditions set forth in this Paragraph 4I are for Buyer's sole benefit.
           I. NO MATERIAL CHANGES. As of the Close of Escrow, there shall have been no "material adverse change" (as defined below) in the use, compliance with laws, occupancy or tenants of the Property, which changes are not otherwise permitted or contemplated by the terms of this Agreement (e.g., permitted new leases approved by Buyer in accordance with Paragraph 7D(3)). As used in this subparagraph 4I, "MATERIAL ADVERSE CHANGE" means an adverse change that results in a cumulative diminution in present value of the Property of at least $200,000 after taking into account all changes affecting the present value of the Property.
           J. DELIVERY OF LENDER'S DOCUMENTS. That Lender shall have delivered into escrow required documentation to evidence the assignment and assumption of the Loan Documents, and to release Seller and any guarantor from the obligations under the Loan Documents, in order to effectuate the release, assignment and assumption transactions respecting the Loan Documents as contemplated in this Agreement.
     5. ESCROW TRANSACTIONS. Upon execution of this Agreement, Seller and Buyer shall deposit an executed copy of this Agreement (or a fully executed copy in counterparts) with Escrow Holder. Escrow Holder shall promptly execute this Agreement upon receipt of this Agreement and thereupon escrow hereunder (the "ESCROW") shall be established (the foregoing being herein called the "OPENING OF ESCROW"). This Agreement shall serve as the instructions to Escrow Holder to consummate the purchase and sale contemplated hereunder. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be reasonably appropriate to enable Escrow Holder to comply with the terms of this Agreement. If there is any conflict between the provisions of this Agreement and any such additional or supplementary escrow instructions, however, the terms of this Agreement shall control. The transactions contemplated herein shall be consummated through Escrow or, at Seller's election, through a closing conference to be held on the Closing Date in the offices of Seller's counsel. "CLOSE OF ESCROW" shall occur on the Closing Date and shall mean the day the transfer documents required to be recorded hereunder are in fact recorded in the Recorder's Office of the County of Los Angeles. As used herein, "CLOSING DATE" means August 29, 1996, or such earlier date as may be agreed upon in writing by Buyer and Seller; provided, however, that if the Due Diligence Period is extended to the Extended Due Diligence Period as provided above, then the Closing Date shall automatically be extended to September 4, 1996; and provided further, that if Extended Due Diligence Period is further extended to the Additional Extended Due Diligence Period, then the Closing Date shall automatically be extended to September 9, 1996; and further provided, that, if any condition specified in Paragraph 4A above is not satisfied on or before the Closing Date, or if Buyer delivers to Seller the Missing Estoppel List, then Seller may, at its sole election, extend the Closing Date once for up to 15 days in order to attempt to cause such condition to be satisfied or to allow the Seller's Additional Lease List to be delivered to Buyer, in accordance with, and subject to the limitations of, this Agreement. If Seller so elects to extend the Closing Date, such election shall be made by Seller giving written notice thereof to Buyer on or before the then scheduled Closing Date, which notice shall specify the extended date for closing (and such date so specified shall thereupon become the Closing Date hereunder).
     A. DELIVERIES TO ESCROW BY SELLER. Prior to the Close of Escrow, Seller shall deliver or cause to be delivered to Escrow Holder the following with respect to the Property:
     (1)   A duly executed and acknowledged grant deed ("DEED") in the form of Exhibit "D" attached hereto and made a part hereof;
     (2) Two counterparts of a duly executed and acknowledged bill of sale, assignment and assumption agreement ("BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT") in the form of Exhibit "E" attached hereto and made a part hereof;
     (3)   A duly executed and acknowledged certificate (the
"CERTIFICATE") regarding the "non-foreign" status of Seller in the form of Exhibit "F" attached hereto and made a part hereof;
     (4) An original or copy of a notice to each tenant of the Property dated as of the Close of Escrow duly executed by Seller, notifying each tenant that (i) the Property has been sold to Buyer, (ii) all of Seller's right, title and interest in and to the leases and security deposits thereunder have been assigned to Buyer, and (iii) commencing as of the Close of Escrow, all rent and other payments and any notices to the landlord under the leases are to be paid and sent to Buyer (collectively, the "NOTICES TO TENANTS");
     (5) Appropriate documentation to evidence the assignment and assumption of the Loan Documents as may be reasonably required in order to effectuate the release, assignment and assumption transactions respecting the Loan Documents as contemplated in this Agreement; and
     (6) Evidence reasonably satisfactory to Buyer and Escrow Holder respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and
     (7)   Such additional documents as may be reasonably required by
Buyer and Escrow Holder in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).
     B. DELIVERIES TO ESCROW BY BUYER. On or before the Close of Escrow, Buyer shall deliver or cause to be delivered to Escrow Holder the following:
     (1) The Closing Payment, which amount shall be delivered to Escrow Holder by wire transfer of immediately available federal funds in accordance with separate wire instructions to be given by Escrow Holder prior to the Close of Escrow;
     (2) Two counterparts of a duly executed and acknowledged Bill of Sale, Assignment and Assumption Agreement;
     (3) Appropriate documentation to evidence the assignment and assumption of the Loan Documents as may be reasonably required in order to effectuate the release, assignment and assumption transactions respecting the Loan Documents as contemplated in this Agreement;
     (4) Evidence reasonably satisfactory to Seller and Escrow Holder respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and
     (5) Such additional documents as may be reasonably required by Seller and Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).
     C. THE CLOSING. Escrow Holder shall close the Escrow on the Closing Date by (i) causing the Deed to be recorded in the Recorder's Office of the County of Los Angeles, (ii) delivering one fully-executed Bill of Sale, Assignment and Assumption Agreement to Seller, and (iii) delivering the Closing Payment and the Deposit to Seller and the other funds and documents as provided in subparagraph F below, WHEN AND ONLY WHEN each of the following conditions has been satisfied:
     (1)   All funds and documents described in subparagraphs A and B above have been delivered to Escrow Holder;
     (2)   Title Company is prepared to deliver the Owner's Policy; and
     (3) Title Company has received a written authorization notice from each of Buyer and Seller (and each of Buyer and Seller shall be obligated to deliver such authorization notice as soon as it is reasonably satisfied that the other party has delivered the items required to be delivered by such other party hereunder).
     D.    DISTRIBUTION OF FUNDS AND DOCUMENTS
     (1)   All funds received by Escrow Holder under this Paragraph 5 shall be, until Close of Escrow, kept on deposit and invested in Approved Investments. Interest accruing to such account prior to the Close of Escrow shall be for the account of Buyer; interest accruing on all sums due Seller after the Close of Escrow shall be for the account of Seller. All disbursements by Escrow Holder to Seller shall be made by federal wire transfer in accordance with wiring instructions to be given by Seller prior to the Close of Escrow.
     (2) Upon Close of Escrow, Escrow Holder shall disburse the Closing Payment and the Deposit to Seller.
     (3)   Escrow Holder shall cause the recorded Deed and an original
Bill of Sale, Assignment and Assumption Agreement to be delivered to Buyer.
     (4) Escrow Holder shall, immediately after the Close of Escrow, cause copies of all other documents delivered hereunder to be delivered to Seller by reputable overnight courier.
     (5)   Escrow Holder shall, immediately after Close of Escrow, cause an original Owner's Policy, an original Certificate, an original Seller's Closing Certificate, (if delivered by Manager) an original Manager's Closing Certificate, and original Bill of Sale, Assignment and Assumption Agreement and copies of all other documents delivered hereunder to be delivered to Buyer by reputable overnight courier.
     E.    CLOSING COSTS.  Seller shall pay (i) the costs of the Survey and the recertification thereof to Buyer, (ii) the premium for the Owner's Policy (but only to the extent attributable to standard CLTA coverage),
(iii) one-half of any city or county documentary transfer tax payable in connection with the Deed, (iv) one-half of the escrow fee payable to Escrow Holder in connection with the transactions contemplated hereby, and (v) all costs and expenses of or related to Seller's Engineer. Buyer shall pay
(i) any premium for Owner's Policy in excess of those attributable to standard CLTA coverage (including, without limitation, any additional charge for an owner's title binder in lieu of a policy of title insurance, if Buyer chooses in its sole and absolute discretion to obtain such title binder), (ii) one-half of any city or county documentary transfer tax payable in connection with the Deed, (iii) any fees, costs or expenses payable to the existing lender under the Loan Documents (including, without limitation, any attorneys' fees and costs) in connection with the Beneficiary's Statement and Buyer's assumption of the indebtedness evidenced and secured by the Loan Documents (including, without limitation, an assumption fee of approximately $250,000), (iv) all charges for or in connection with the recording and filing of any instrument or document provided herein to be recorded or filed, and all costs and expenses of or related to Buyer's due diligence reviews, inspections and examinations (including costs and expenses of Buyer's Engineer and the Laboratory, and all other costs associated with the Remaining Environmental Analysis), and
(v) one-half of the escrow fee payable to Escrow Holder in connection with the transactions contemplated hereby. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided. Any other costs and expenses relating to the transactions contemplated hereby shall be apportioned in the manner customary in Los Angeles County, California.
     F.    PRORATIONS.
     (1) ITEMS TO BE PRORATED. The following shall be prorated between Seller and Buyer as of the Close of Escrow:
     (a) All real estate taxes and assessments on the Property for the current year. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Close of Escrow. In the event that any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installments due after the Close of Escrow).
     (b) All fixed and additional rentals under the tenant leases, security deposits and other tenant charges. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Close of Escrow and all security deposits (to the extent the foregoing are held by Seller and are not applied or forfeited prior to the Close of Escrow) to Buyer on the Close of Escrow. Rents which are delinquent as of the Close of Escrow shall not be prorated on the Close of Escrow. Buyer shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Close of Escrow (but Buyer shall not be required to litigate or declare a default in any tenant lease). To the extent Buyer receives rents on or after the Close of Escrow, such payments shall be applied first toward then current rent owed to Buyer in connection with the applicable tenant lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller. Buyer may not waive any delinquent rents nor modify a tenant lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller's written consent. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Seller. Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default in any tenant lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Close of Escrow, Seller shall retain all rights relating thereto. Following the Close of Escrow, Seller shall not attempt to terminate any tenant lease or otherwise declare a default under any tenant lease with respect to the Property by reason of any default by a tenant in connection with the Tenant Loans. From the date hereof until the Close of Escrow, Seller shall not apply any security deposit toward rental or other obligations of the tenant under the following tenant leases (and only such leases) by reason of any default under such leases: Fred Sands Realty; Benson, Minkow & Shapiro; and Michael Freeman.
     (c)   All operating expenses.
     (d)   Interest under the Loan Documents.
     (2) CALCULATION. The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Escrow Holder prior to the Close of Escrow and approved by Buyer and Seller. In the event any prorations or apportionments made under this subparagraph F shall prove to be incorrect for any reason, then any party shall be entitled to a prompt adjustment to correct the same (which adjustment shall be made in any event within 15 days of submission of proof to the owing party establishing the other party's right to an adjustment hereunder). Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated promptly when the information is available (but in any event within 15 days of submission of proof to the owing party establishing the other party's right to an adjustment or reproration
hereunder).   Without limitation of the foregoing, Buyer shall bill tenants as appropriate for rental adjustments and reconciliations, if any, due to the landlord under tenant leases respecting calendar year 1996 not later than April 30, 1997, and shall concurrently provide Seller with a copy of any such bills and Buyer's supporting documentation therefor.
     (3)   LEASING COMMISSIONS AND TENANT IMPROVEMENT ALLOWANCES.
     (a) Notwithstanding the provisions of Paragraph 5F(1)(b) above, Seller shall (subject to subsection (b) immediately below) be responsible for the payment of any leasing commissions and the cost of any tenant improvements (including, without limitation, cost of build-out or refitting tenant spaces and allowances for tenant space improvements) with respect to
(i) tenant leases or renewals, options to extend, extensions or modifications of existing tenant leases, exercised or entered into prior to the date of this Agreement, and (ii) tenant leases or renewals, options to extend, extensions or modifications of existing tenant leases, exercised or entered into after the date of this Agreement but prior to the Close of Escrow that are not entered into in accordance with Paragraph 7D(3) below (provided that, nothing contained herein shall waive any right or remedy of Buyer in connection with any breach by Seller of the provisions of Paragraph 7D(3)). Buyer shall (subject to subsection (b) immediately below) be responsible for (and shall not be entitled to a credit at Close of Escrow by reason of) the payment of any leasing commissions and the cost of any tenant improvements (including, without limitation, the cost of build-out or refitting tenant spaces and allowances for tenant space improvements) with respect to (i) tenant leases or renewals, options to extend, extensions or modifications of existing tenant leases, exercised or entered into after the Close of Escrow, and (ii) tenant leases, or renewals, options to extend, extensions or modifications of existing tenant leases, exercised or entered into after the date of this Agreement but prior to the Close of Escrow that are entered into in accordance with Paragraph 7D(3) below, regardless of when any such leasing commissions or tenant improvement costs or allowances are payable or come due.
     (b) Buyer shall be responsible for, and shall accept the tenant leases and the Property subject to (and shall not be entitled to a credit at the Close of Escrow by reason of), any free rent periods in connection with (1) tenant leases, renewals, options, modifications and extensions thereof exercised or entered into prior to the date of this Agreement (subject to the provisions set forth below in subparagraph (c)), (2) tenant leases, renewals, options, modifications and extensions thereof exercised or entered into after the Close of Escrow, and (3) tenant leases, renewals, options, modifications and extensions thereof exercised or entered into after the date of this Agreement but prior to the Close of Escrow that are entered into in accordance with Paragraph 7D(3) below.
     (c)   Notwithstanding subparagraphs (a) and (b) above, Seller shall be responsible for payment of (1) any tenant improvement allowance listed in Exhibit "L" attached hereto with respect to any tenant lease existing as of the date of this Agreement that may arise by virtue of any tenant's election under such existing tenant lease to convert an existing free rent concession into an additional tenant improvement allowance for such tenant, and (2) any free rent concession listed in Exhibit "L" attached hereto with respect to any tenant lease existing as of the date of this Agreement that may arise by virtue of any tenant's election under such existing tenant lease to convert an existing tenant improvement allowance into an additional free rent concession for such tenant. Buyer shall be responsible for any other tenant improvement allowance with respect to any tenant lease existing as of the date of this Agreement that may arise by virtue of any tenant's election under such existing tenant lease to convert an existing free rent concession into an additional tenant improvement allowance for such tenant, and any other free rent concession with respect to any tenant lease existing as of the date of this Agreement that may arise by virtue of any tenant's election under such existing tenant lease to convert an existing tenant improvement allowance into an additional free rent concession for such tenant.
     (d)   Buyer shall be responsible for any items of an inducement
nature listed in Exhibit "K" attached hereto under existing tenant leases. Seller shall pay to tenants at or before the Close of Escrow items of an inducement nature other than those listed in Exhibit "K" attached hereto under existing tenant leases (other than rent concessions [including, without limitation, any base year concession, and below-market rent concession], and tenant improvement allowances or concessions).
     (e) Each party to this Agreement shall indemnify the other party against and hold the other party harmless (using counsel reasonably satisfactory to such other party) from any and all damages, liabilities, costs, expenses and losses (including, but not limited to, attorneys' fees and costs) arising out of any action for the collection of leasing commissions, tenant improvements costs or allowances, or any other matters that are such party's responsibility pursuant to subsections (a), (b), (c) or (d) above.
     G. DELIVERY OF POSSESSION. It shall be a condition to Buyer's obligation to close the transaction contemplated hereby that Seller shall have delivered or surrendered possession of the Property to Buyer at the Close of Escrow (unless otherwise expressly provided herein), including, without limitation, the following items, to the extent in the possession of Seller or "Manager" (as defined below):
     (1) TENANT LEASES. Originals of all of the tenant leases or, if an original is unavailable, a copy thereof;
     (2)   SERVICE CONTRACTS.  Originals of all service contracts or, if an original is unavailable, a copy thereof;
     (3) RECORDS AND PLANS. Originals of all operating statements and financial books and records located at the Property or in the possession of Manager in connection with the operation of the Property (including, without limitation, all income and expense statements, year-end financial and monthly operating statements), and the original Records and Plans or, if an original is unavailable, a copy thereof;
     (4) KEYS. Keys to all entrance doors to the improvements and keys to all Personal Property located on the Property, which keys shall be properly tagged for identification; and
     (5)   LICENSES AND PERMITS.  Originals of all licenses and permits or, to the extent an original of a license or permit is unavailable, a copy thereof.
     6. CONDEMNATION OR DESTRUCTION OF PROPERTY. In the event that, after the date hereof but prior to the Close of Escrow, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, concurrently with the Close of Escrow, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Close of Escrow), as applicable; provided that, Seller shall pay for any applicable deductible (other than any deductible in connection with earthquake or seismic activity insurance) in connection with such casualty insurance. Promptly following execution of this Agreement, Seller shall cause Buyer to be named as an additional insured (pursuant to an "ATIMA" endorsement) on each policy of casualty insurance maintained by Seller with respect to the Property. In the event the condemnation award or the cost of repair of damage to the Property on account of a casualty, as applicable, shall exceed $100,000, Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Close of Escrow.
     7.    REPRESENTATIONS, WARRANTIES AND COVENANTS.
     A.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.
     (1) GENERAL DISCLAIMER. To induce Seller to enter into this Agreement, Buyer acknowledges that: (a) except as set forth in this Agreement and any other document executed and delivered in connection with the Close of Escrow ("CLOSING DOCUMENTS"), no representation, warranty, guarantee, promise, statement or estimate of any nature whatsoever upon which Buyer is relying, whether written or oral, express or implied, in fact or in law, has been made by Seller, any agent, employee, attorney-in-fact or at law, or other person representing or purporting to represent Seller or otherwise, including, without limitation, the Manager; (b) Buyer will have the opportunity to examine, review and inspect all matters which in Buyer's judgment bear upon the Property and its value and suitability for Buyer's purposes; and (c) except as to matters specifically set forth in this Agreement or in the other Closing Documents, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy. Without limitation thereon, except as specifically set forth otherwise in this Agreement or in the Closing Documents, the sale of the Property hereunder is and will be made on an "AS IS, WHERE IS, WITH ALL FAULTS" basis.
     (2) LIMITED REPRESENTATIONS AND WARRANTIES OF SELLER. Subject to the provisions of Paragraph 7A(1) above, Seller hereby represents and warrants as follows:
     (a) DUE AUTHORITY. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Close of Escrow will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a limited partnership, duly organized and validly existing under the laws of the State of California, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.
     (b) ACCURACY OF MANAGER'S CERTIFICATE. Except as otherwise disclosed to Buyer in writing prior to the date hereof, to Seller's knowledge the statements contained in the "Manager's Certificate" (as defined below) are true and correct as of the date made. For purposes of this Agreement, "Seller's knowledge" or any similar phrase shall mean the present actual knowledge of Andrea M. Backman, without the imputation of the knowledge of any other person (including, without limitation, Manager), and without any duty of inquiry or investigation. Andrea M. Backman is the portfolio manager and individual at JMB Realty Corporation with primary responsibility for administration and supervision of the Property, and has been involved with administration of the Property since July of 1987. "MANAGER'S CERTIFICATE" means that certain certificate, captioned "MANAGER'S CERTIFICATE", dated as of July 26, 1996, executed by Financial Management Group, Incorporated, a California corporation ("MANAGER"), attached hereto as Exhibit "G". Seller shall have no liability or responsibility for any statements made by Manager in the Manager's Certificate or otherwise (other than Seller's representation and warranty set forth in the first sentence of this Paragraph 7A(2)(b)), Buyer acknowledging and agreeing that Manager has no authority to act on behalf of or to bind Seller in connection with the transactions contemplated by this Agreement.
     (c) LIST OF LOAN DOCUMENTS. Exhibit "B" attached hereto and made a part hereof contains a true, complete and accurate list of all of the documents evidencing, securing or guaranteeing the Loan (the "LOAN DOCUMENTS"). Seller has made available, or will make available for Buyer's examination during the Due Diligence Period, true, correct and complete copies of the Loan Documents. Seller shall be released from any liability arising out of a breach of the representation and warranty contained in this subparagraph (c) upon Buyer's receipt of Lender's written confirmation of the foregoing representation.
     (d)   RENT ROLL.  Exhibit "H" attached hereto and made a part hereof
(i) is a true, complete and accurate list of all tenants at the Property, identifying such tenants by name and the respective space or suite number of each such tenant, and (ii) in all material respects truly, accurately and completely sets forth the current minimum monthly rent for each tenant, the start and end dates with respect to each tenant lease, the rentable square footage with respect to each such lease, and the security deposit under each lease held by Seller as of the date hereof (the "RENT ROLL"). Seller shall be released from any liability under subparagraph 7A(d)(ii) as to any tenant lease for which an estoppel certificate confirming such representations is delivered.
     (e) LITIGATION. Except as may be set forth in Exhibit "I" attached hereto or as otherwise disclosed to Buyer in the Manager's Certificate, (i) Seller has not received any written notice of any pending or threatened claim, action, arbitration, litigation, suit, condemnation or other proceeding against Seller or affecting the Property, at law or in equity, or before or by any foreign, federal, state, municipal or other governmental department, court, arbitration panel, commission, board, bureau, agency or instrumentality, and (ii) Seller has not received any written notice of any court order, judgment or court decree of any foreign, federal, state or local court or governmental authority or agency or arbitration panel which applies to Seller or which affects the Property.
     (f) COMPLIANCE. Except as may be set forth in Exhibit "I" attached hereto or as otherwise disclosed to Buyer in the Manager's Certificate, Seller has not received any written notice from any governmental authority having jurisdiction over the Property, or any insurance company, or any tenant or other occupant of the Property, to the effect that the Property is not in compliance with applicable laws and ordinances.
     (g) SERVICE AGREEMENTS. Except as described in or as otherwise disclosed to Buyer in the Manager's Certificate, Exhibit "J" attached hereto and made a part hereof sets forth a list of all of the service agreements and any other contracts and any modification thereof ("SERVICE AGREEMENTS") (other than any tenant leases, permitted title exceptions or agreements respecting payment of leasing commissions) relating to the Property which will be in force on the Close of Escrow and binding on Buyer or the Property. Except as described in or as otherwise disclosed to Buyer in the Manager's Certificate or in Exhibit "J" attached hereto, Seller has not received any written notice of any material default by any party to any of the Service Agreements.
     (h) ENVIRONMENTAL MATTERS. Except as (i) set forth in that certain Limited Asbestos Survey Report, dated September 11, 1995 prepared by Fugro West, Inc., with respect to the Property, (ii) set forth in that certain Phase I Environmental Site Assessment dated June 19, 1996, prepared by Lindmark Engineering, (iii) set forth in any environmental or engineering reports or studies which may be delivered to or obtained by Buyer during the Due Diligence Period, or (iv) otherwise disclosed to Buyer in the Manager's Certificate, Seller has received no written notice of the existence, deposit, storage, removal, burial or discharge of any "Hazardous Material" (as defined below), other than motor oil and gasoline contained in or discharged from the engines, exhaust systems, gas tanks or fuel supply systems in vehicles not used primarily for the transport of motor oil or gasoline, at, upon, under, within or adjacent to the Property, in an amount which would, as of the date hereof, give rise to an "Environmental Compliance Cost" (as defined below). The term "HAZARDOUS MATERIAL" shall mean (i) asbestos, (ii) any chemicals, flammable substances or explosives, any radioactive materials (including radon) or other materials or substances which have, as of the date hereof, been determined to be hazardous or toxic by any applicable federal, state or local government law or by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, and/or any instrumentality now or hereafter authorized to regulate materials and substances in the environment which has jurisdiction over the Property ("ENVIRONMENTAL AGENCY"), and (iii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil; provided, however, that the term "Hazardous Material" shall not include Hazardous Materials used in the ordinary course of the business of a tenant at the Property under a written tenant lease (such as gasoline in automobiles or the storage or warehousing of household or normal business items, such as aerosol cans or other common products) and in compliance with all applicable environmental laws or the regulations of any Environmental Agency. The term "ENVIRONMENTAL COMPLIANCE COST" means any reasonable out-of-pocket cost, fee or expense incurred directly to satisfy any requirement imposed by an Environmental Agency or applicable federal, state and local laws and regulations relating to any Hazardous Material. Buyer shall (to the extent not previously delivered) deliver to Seller at or prior to the Close of Escrow a list of any environmental or engineering reports or studies which may be delivered to or obtained by Buyer during the Due Diligence Period, and a statement of any other material adverse environmental conditions discovered by Buyer prior to the Close of Escrow.
     (i)   PERMITS AND LICENSES.  Except as may be set forth in Exhibit
"I" attached hereto or as otherwise disclosed to Buyer in the Manager's Certificate, Seller has not received any written notice that the Property lacks any building permits, certificates of occupancy, business licenses and, without limitation, all other licenses, permits, certificates and authority required in connection with the construction, use or occupancy of the Property, and has not received any written notice that any space at the Property has been leased in violation of any certificate of occupancy.
     (j) AIR RIGHTS. Except as such matters may be described in any preliminary title report, title commitment or owner's title policy with respect to the Property delivered to Buyer prior to the Close of Escrow, or except as may be set forth in any lease with respect to a portion of the Property, Seller has not sold, transferred, conveyed, or entered into any agreement regarding "air rights," "excess floor area ratio" or other development rights or restrictions relating to the Property that will be binding on Buyer after the Close of Escrow.
     (k) PERSONAL PROPERTY. Except as described in any (i) lease of any part of the Personal Property, which lease is delivered or made available to Buyer during the Due Diligence Period, (ii) any instrument recorded or filed in the Recorder's Office of the County of Los Angeles or the Office of the Secretary of State for the State of California (including the existing UCC-1 financing statement on file with respect to the Orix lease of a security system at the Property), or (iii) as otherwise disclosed to Buyer in the Manager's Certificate, the Personal Property is free of all liens and encumbrances created by, through or under Seller that will be binding upon Buyer or the Personal Property after the Close of Escrow.
     (k)   SELLER'S ADDITIONAL LEASE LIST.   The information set forth in
the Seller's Additional Lease List, if any, will be true, accurate and complete in all material respects as of the date thereof.
     B. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller that: (i) this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Close of Escrow will be duly authorized, executed and delivered by and are binding upon Buyer;
(ii) Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Massachusetts, and is duly authorized and qualified to do all things required of it under this Agreement; and (iii) Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.
     C. SURVIVAL. Any cause of action of a party for a breach of the foregoing representations and warranties (including, without limitation, any claim by Buyer for indemnification under Paragraph 8B arising from a breach of the foregoing representations and warranties) shall survive until the date that is one (1) year after the Close of Escrow, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate; provided that, such one (1) year period shall automatically be extended as to any claim in litigation as of the last day of such one (1) year period until such claim is subject to full and final settlement, judgment or other resolution (the foregoing one (1) year survival period, as the same may be extended as provided above, is herein referred to as the "SURVIVAL PERIOD"). Notwithstanding the foregoing, if Buyer shall have actual knowledge as of the Close of Escrow that any of the representations or warranties of Seller contained herein are false or inaccurate, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties (and any cause of action resulting therefrom shall terminate upon such closing hereunder).
     D. INTERIM COVENANTS OF SELLER. Until the Close of Escrow or the sooner termination of this Agreement:
     (1) Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not to include extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.
     (2) Seller shall not modify or terminate any existing Service Agreements, or enter into any new Service Agreement, without the prior consent of Buyer, except those deemed reasonably necessary by Seller which are cancelable on 30 days' notice and without payment of any fee by Buyer.
     (3) Seller shall continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and shall keep Buyer reasonably informed as to the status of leasing prior to the Close of Escrow. Seller shall not enter into any new leases or material modifications of existing leases, or terminate any existing lease except upon a material default by the tenant thereunder, without the consent of Buyer (which consent will not be unreasonably withheld or materially delayed). In no event shall Seller have any obligation to enter into any new lease or modify any existing lease unless Buyer shall agree to pay or reimburse Seller on the Close of Escrow for all tenant improvement costs and leasing commissions incurred by Seller under or in connection therewith (Buyer's agreement to pay or reimburse for such amounts not to be unreasonably withheld). In the event that Seller shall desire to enter into any new lease or material modification of an existing lease, or terminate any existing lease except upon a material default by the tenant thereunder, Seller shall deliver written notice thereof to Buyer together with a description of the material terms thereof (collectively, the "LEASE NOTICE"). If Buyer shall fail to provide written notice of disapproval of the transactions contemplated by the Lease Notice to Seller within three
(3) business days after Buyer's receipt of the Lease Notice, then Buyer shall be conclusively deemed to have approved of the transactions contemplated by the Lease Notice.
     (4) During the period from the date of this Agreement through the Close of Escrow, Seller shall not voluntarily transfer, divest itself of, or otherwise materially impair, title to the Property or any part thereof, except (a) in connection with a condemnation or eminent domain proceeding described in Paragraph 6 hereof, or (b) as may be required by law, ordinance, rule or regulation; provided that, nothing contained herein shall prohibit or restrict Seller from using, transferring or disposing of any Personal Property in the ordinary course of business (provided that, if any such Personal Property is sold or transferred, the same shall be replaced with Personal Property of similar quality and utility).
     (5) Seller hereby agrees, through and including the Close of Escrow, at Seller's sole cost and expense, to: (a) use reasonable efforts to keep all existing insurance policies (other than any policies for earthquake or seismic activity insurance) affecting the Property in full force and effect (provided the same are available at commercially reasonable rates); (b) deliver to Buyer promptly after preparation thereof a copy of any operating statements respecting the Property that are prepared after the date of this Agreement; and (c) keep Buyer timely advised of any repair or improvement required to keep the Property in such condition as aforesaid and which costs in excess of Twenty-Five Thousand Dollars ($25,000).
     (6) Seller shall use reasonable efforts (without the obligation to incur any cost or expense) to cause Manager to deliver an updated Manager's Certificate to Buyer at the Close of Escrow, which updated Manager's Certificate is to be dated not more than three (3) business days prior to the Close of Escrow (any such updated certificate of Manager being referred to herein as the "MANAGER'S CLOSING CERTIFICATE").
     8.    INDEMNIFICATION.
     A. BY BUYER. Buyer shall hold harmless, indemnify and defend Seller from and against: (1) any and all third party "Claims" (as defined below) for Buyer's torts or breaches of contract related to the Property and occurring on or after the Close of Escrow; (2) any and all loss or damage to persons or property or third party Claims in any way arising from Buyer's inspections or examinations of the Property (including the Remaining Environmental Analysis, other than any below-grade damage to the Property inherent in and necessary for the installation of the Well) prior to the Close of Escrow; (3) any and all Claims arising from a breach by Buyer of any of its covenants under this Agreement first arising after the Close of Escrow; (4) any Claim arising by reason of a breach of Buyer's representations and warranties contained in Paragraph 7B; and (5) all costs and expenses, including reasonable attorney's fees, incurred by Seller as a result of the foregoing.
     B. BY SELLER. Seller shall hold harmless, indemnify and defend Buyer from and against: (1) any and all third party Claims for Seller's torts or breaches of contract related to the Property and occurring prior to the Close of Escrow; (2) any and all Claims arising from a breach by Seller of any of its covenants under this Agreement first arising after the Close of Escrow; (3) subject to Paragraphs 7C and 9 hereof, any Claim arising by reason of a breach of Seller's representations and warranties contained in Paragraph 7A(2); and (4) all costs and expenses, including reasonable attorney's fees, incurred by the Buyer as a result of such Claims. The foregoing indemnity shall not cover any matters relating to title or marketability of title to the Land or the improvements thereon (Buyer relying on the coverage provided by the Owner's Policy as to such matters.)
     C. GENERALLY. Each indemnification under this Agreement shall be subject to the following provisions: The indemnitee shall notify indemnitor of any such Claim against indemnitee within 30 days after it has notice of such Claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within 10 days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor's liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by indemnitee in effecting such settlement. The parties' respective indemnification obligations under this Paragraph 8 shall survive the Closing or the earlier termination of this Agreement.
           D. DEFINITION. "CLAIM" or "CLAIMS" means any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense.
     9.    DISPOSITION OF DEPOSIT.
           A. IF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL CLOSE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, THE DEPOSIT SHALL BE APPLIED AS A CREDIT TOWARD THE PURCHASE PRICE.
           B.    IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED
(i) SOLELY BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT, OR (ii) THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 (OTHER THAN PARAGRAPH 4H) HEREOF, OR (iii) THE TERMINATION OF THIS AGREEMENT PURSUANT TO PARAGRAPH 6 HEREOF, THEN TITLE COMPANY SHALL IMMEDIATELY RETURN TO BUYER THE DEPOSIT AND BUYER AND SELLER SHALL HAVE NO FURTHER OBLIGATIONS HEREUNDER, AND SELLER SHALL BE FREE TO OFFER THE PROPERTY FOR SALE TO THIRD PARTIES.
           C. NOTWITHSTANDING THE FOREGOING, IF THE TRANSACTION SHALL NOT BE CLOSED SOLELY BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT, BUYER'S SOLE AND EXCLUSIVE REMEDY FOR ANY SUCH DEFAULT SHALL BE LIMITED TO EITHER (A) TERMINATION OF THIS AGREEMENT, AND RETURN OF THE DEPOSIT, OR (B) BRINGING A CAUSE OF ACTION AGAINST SELLER FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT, BUT NO OTHER ACTION FOR DAMAGES SHALL BE PERMITTED.
           D. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED SOLELY BY REASON OF BUYER'S DEFAULT HEREUNDER, THEN SELLER SHALL BE ENTITLED TO RECEIVE THE DEPOSIT AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT, AND AS SELLER'S SOLE REMEDY BY REASON OF THE FOREGOING. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSES IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY MAY BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR
DEFAULT.                          BUYER'S INITIALS:  ____________
                                  SELLER'S INITIALS: ____________
     10.   MISCELLANEOUS.
     A.    BROKERS.
           (1) Except as provided in subparagraph (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify, protect, defend and hold Buyer harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify, protect, defend and hold Seller harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The parties' respective indemnification obligations under this paragraph shall survive the closing of the transaction contemplated hereunder or the earlier termination of this Agreement.
           (2) Buyer has agreed to pay Financial Management Group, Incorporated, and The Brookhurst Company (the "BROKERS") certain compensation in connection with the transactions contemplated by this Agreement as follows: if and only if the transaction contemplated hereby shall close in accordance with the terms of this Agreement, Buyer shall pay Brokers a commission subject to the terms and conditions of a separate written agreement between Buyer and Brokers, and Buyer shall indemnify, protect, defend and hold Seller harmless from the same. Brokers are acting in a limited capacity with respect to the transactions contemplated by this Agreement, and accordingly, Brokers shall not be deemed the agent of Buyer in connection with the transactions contemplated by this Agreement. In no event shall Brokers' knowledge be imputed to Buyer or its representatives, employees, or agents.
     B.    LIMITATION OF LIABILITY.
           (1) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $750,000.
           (2) No constituent partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including, but not limited to, JMB First Financial Associates, JMB Income Properties, Ltd.-XII, JMB Income Properties, Ltd.-XIII, JMB Realty Corporation, and any individual named in Paragraph 7A(2) hereof) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).
           (3) Notwithstanding clause (2) above, the limitation of liability set forth in clause (2) above shall be inapplicable with respect to JMB First Financial Associates, JMB Income Properties, Ltd.-XII, and JMB Income Properties, Ltd.-XIII (and only with respect to such entities, but NOT with respect to the general partners thereof or any other person or entity) if and only if (x) Seller shall fail to maintain or reserve liquid assets (i.e, cash, United States Treasury obligations, United States Treasury-backed repurchase agreements issued by a major money center banking institution reasonably acceptable to Seller, and similarly liquid investments) ("LIQUID ASSETS") of not less than $750,000 during the Survival Period, or (y) at any time after the Close of Escrow (whether during or after the Survival Period) Buyer asserts a Claim against Seller arising pursuant to the indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith), excluding the representations and warranties of Seller contained in this Agreement, and Seller shall have failed at such time to maintain or reserve Liquid Assets of not less than $750,000. Notwithstanding the foregoing, in no event shall (i) the aggregate liability of JMB Income Properties, Ltd.-XII arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) exceed $468,750, or (ii) the aggregate liability of JMB Income Properties, Ltd.-XIII arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) exceed $281,250. In the event that Seller shall at any time pay any claim or liability in partial or complete satisfaction of Seller's $750,000 aggregate liability, such payment shall be credited against the recourse liability of JMB First Financial Associates, JMB Income Properties, Ltd.-XII, and JMB Income Properties, Ltd.-XIII hereunder, and the liability of such entities hereunder shall be reduced accordingly.
     C. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.
     D.    TIME OF THE ESSENCE.  TIME IS OF THE ESSENCE OF THIS AGREEMENT.
     E. INTERPRETATION. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.
     F. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California.
     G. SUCCESSORS AND ASSIGNS. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, that Buyer may (upon delivery to Seller of written certification to Seller by each of the transferor and the proposed transferee to the effect that the proposed transferee will, as of the date immediately following the proposed transfer, have a net worth in excess of $10,000,000, but without Seller's further consent), assign its entire interest in this Agreement (a) prior to the Close of Escrow to a legal entity in which Buyer has not less than a 25% interest in capital and profits in such entity (for purposes of this subparagraph G only, an "AFFILIATE"), in which case (i) Buyer shall not be released from its obligations hereunder arising until the Close of Escrow,
(ii) Buyer shall upon the Close of Escrow be released from its obligations hereunder arising or accruing before or after the Close of Escrow, and
(iii) such transferee shall assume in writing all of the transferor's obligations hereunder, and (b) within one year after the Close of Escrow upon transfer of Buyer's entire interest in the Property to an Affiliate that is Buyer's immediate successor-in-interest with respect to the Property, or to any subsequent Affiliate that is a subsequent successor-in-interest with respect to the Property (whether or not the immediate successor-in-interest with respect to the Property), in which case (i) Buyer shall not be released from its obligations hereunder arising prior to such transfer and assignment, (ii) Buyer shall upon such transfer and assignment be released from its obligations hereunder arising or accruing thereafter, (iii) each such transferee shall assume in writing all of the transferor's obligations arising thereafter under this Agreement, and (iv) each such transferee shall thereupon succeed to all rights, privileges and benefits accruing to Buyer under this Agreement (including, without limitation, all benefits and rights in connection with the enforcement of the representations, warranties, indemnities and other covenants of Seller hereunder). No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon and enforceable by the successors and assigns of the parties.
     H. NOTICES. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):
     TO BUYER:

     Massachusetts Mutual Life Insurance Company
     c/o Cornerstone Real Estate Advisers, Inc.
     1901 Avenue of the Stars
     Suite 555
     Los Angeles, California  90067
     Attention:  Mr. James J. Gallagher, Jr.
                    Kelly Kinnon, Esq.
     Facsimile:  (310) 557-0470

     WITH COPY TO:

     Buchalter, Nemer, Fields & Younger
     601 South Figueroa Street
     Suite 2400
     Los Angeles, California  90017
     Attention:  Bryan Mashian, Esq.
     Facsimile:  (213) 896-0400

     TO SELLER:

     JMB Encino Partnership, L.P.
     900 North Michigan Avenue
     19th Floor
     Chicago, Illinois 60611
     Attention:  Ms. Andrea M. Backman
     Facsimile:  (312) 915-2502

     WITH COPY TO:

     Pircher, Nichols & Meeks
     1999 Avenue of the Stars
     Suite 2600
     Los Angeles, California 90067
     Attention:  Real Estate Notices (GML/JHI)
     Facsimile:  (310) 201-8922

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Notices may also be given by facsimile transmission and shall be deemed given upon the sender's facsimile confirmation of receipt of the same by the party to which it is addressed, and shall be promptly followed by a hard copy notice by mail as provided above. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.
     I. LEGAL COSTS. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement or interpretation of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 ET SEQ.), or any successor statutes.
     J     CONFIDENTIALITY.  Prior to the Close of Escrow, the terms of the transfers contemplated in this Agreement, including, without limitation, the Purchase Price and all other financial terms, shall remain confidential and shall not be disclosed by either party hereto without the written consent of the other except (1) to such party's directors, officers, partners, employees, legal counsel, accountants, lenders, investors, mortgage brokers, engineers, architects, financial advisors and similar professionals and consultants to the extent such party deems it necessary or appropriate in connection with the transaction contemplated hereunder (and such party shall inform each of the foregoing parties of such party's obligations under this Paragraph and shall secure the agreement of such parties to be bound by the terms hereof), or (2) as otherwise required by law or regulation, or (3) in connection with any action brought to enforce or interpret the terms of this Agreement or to seek a judicial determination of the rights and obligations of the parties hereunder.
     K. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
           "SELLER"

           JMB ENCINO PARTNERSHIP, L.P.,
           a California limited partnership

           By    JMB FIRST FINANCIAL ASSOCIATES,
                 an Illinois general partnership
                 General Partner

                 By   JMB INCOME PROPERTIES, LTD.-XII,
                      an Illinois limited partnership,
                      General Partner

                      By    JMB REALTY CORPORATION,
                            a Delaware corporation,
                            General Partner

                            By    _____________________
                                  Vice President

                 By   JMB INCOME PROPERTIES, LTD.-XIII,
                      an Illinois limited partnership,
                      General Partner

                      By    JMB REALTY CORPORATION,
                            a Delaware corporation,
                            General Partner
                            By    _____________________
                                  Vice President






     "BUYER"

     MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation

     By:   Cornerstone Real Estate Advisers, Inc., its agent


           By:_______________________________
              James J. Gallagher, Jr.
              Vice President




                    ESCROW HOLDER'S ACKNOWLEDGEMENT


     The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.


Date: ___________________, 1996

                           CHICAGO TITLE INSURANCE COMPANY,
                           a Missouri corporation


                           By:   ___________________________________
                                 Name: _____________________________
                                 Title: ____________________________
                                          "Escrow Holder"




                             EXHIBIT LIST



          "A"   -     Description of Land

          "B"   -     Loan Documents

          "C"   -     Form of Tenant Estoppel Certificate

          "D"   -     Form of Deed

          "E"   -     Bill of Sale, Assignment and Assumption Agreement

          "F"   -     Certificate of Non-Foreign Status

          "G"   -     Manager's Certificate

          "H"   -     Rent Roll

          "I"   -     Exceptions to Seller's Representations and
Warranties

          "J"   -     List of Service Agreements

          "K"   -     List of Additional Tenant Inducements

          "L"   -     List of Convertible Tenant Concessions

          "M"   -     Environmental Work Plan




                              EXHIBIT "A"

                          DESCRIPTION OF LAND



                              EXHIBIT "B"

                        LIST OF LOAN DOCUMENTS


     1. Loan Commitment in the amount of $30,000,000 dated September 23, 1987, issued by the Prudential Insurance Company of
America.

     2.   Letter Agreement dated October 29, 1987, re Extension of Loan
Commitment

     3. Promissory Note in the amount of $30,000,000, dated November 2, 1987, in favor of the Prudential Insurance Company of America

     4. Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing, dated November 2, 1987, in favor of the Prudential Insurance Company of America, recorded as Document No. 87-1755004

     5. Security Agreement, dated November 2, 1987, in favor of the Prudential Insurance Company of America

     6. Guaranty of Payment, dated October 29, 1987, by Encino Plaza, in favor of the Prudential Insurance Company of America

     7. UCC Financing Statement by JMB Encino Partnership, as debtor, in favor of the Prudential Insurance Company of America

     8.   Owner's Affidavit dated November 2, 1987

     9. Assignment of Lease dated November 2, 1987, in favor of the Prudential Insurance Company of America

     10. Certificate of Leases dated November 2, 1987, in favor of the Prudential Insurance Company of America

     11. Certification of Partners dated October 29, 1987, in favor of the Prudential Insurance Company of America

     12.  Amended and Restated Promissory Note dated October 30, 1995

     13.  First Extension and Amendment to Loan Documents dated October
30, 1995

     14.  First Amendment to Deed of Trust dated October 30, 1995

     15. Hazardous Substances Remediation and Indemnification Agreement dated October 30, 1995

     16.  Assignment of Lessor's Interest in Leases dated October 30,
1995

     17.  Affirmation of Guaranty dated October 30, 1995

     18.  UCC-1 Financing Statement (California) dated October 30, 1995

     19.  UCC-1 Financing Statement (Illinois) dated October 30, 1995






                              EXHIBIT "C"

                      TENANT ESTOPPEL CERTIFICATE




                         ESTOPPEL CERTIFICATE

          The undersigned, being the current lessee ("Lessee") under the Standard [fill in title] Lease, dated _______, 199_, with JMB Encino Partnership, L.P., a California limited partnership ("Lessor"), for 16830 Ventura Boulevard, Suite __, Encino, California ("Premises") hereby certifies to Massachusetts Mutual Life Insurance Company, a Massachusetts corporation ("Buyer"), Lessor and their respective successor and assigns, as follows:

          I. The lease has not been modified, changed, altered or amended in any respect after its execution, except by the following document(s): _________________
_________________________________________________________________
(collectively, "Lease"). The Lease constitutes the entire and only agreement between Lessor and Lessee with respect to the Premises. Lessee has not sublet, assigned, encumbered or otherwise transferred all or any portion of Lessee's leasehold interest. Any exception to the foregoing is set forth in Paragraph 6 below.

          II. The Lease is in full force and effect and is a binding obligation of Lessor and Lessee. The term of the Lease started on _________, 199_, and expires on _____________, 199_. Lessee has no right to renew or extend the term of the Lease, except for ___ (_) option(s) to extend the term of the lease, each option for _____ (_) years. Lessee has no right or option to cancel or terminate the Lease. Lessee has no preferential right or option to purchase the Premises or the building of which the Premises is a part. Any exception to the foregoing is set forth in Paragraph 6 below.

          III. The current [Base/Fixed/Minimum] Rent is $______ per month, payable on the __ of each month, which has been paid through __________, 199_. Lessee currently pays $___________ per month as Lessee's Share of the estimate of [Operating Expenses/Common Area Expenses], payable on the __ of each month, which has been paid through __________, 199_. Lessee has paid no other rent in advance. Lessee is not entitled to any free rent, partial rent, abatement of rent, rebate of rent, credit to rent or any other type of rental concession. Lessee has no claim against Lessor for any security deposit, except $_____________. Any exception to the foregoing is set forth in Paragraph 6 below.

          IV. The Premises consist of [approximately] ______ [rentable/usable] square feet. Lessor has completed all improvements and other work required of Lessor under the Lease to Lessee's full satisfaction, and in compliance with all the requirements of the Lease and all applicable laws. All of Lessor's obligations under the Lease have been performed to Lessee's full satisfaction and all of Lessor's representations and warranties under the Lease have been fulfilled. Lessor has paid in full to Lessee any construction, improvement, relocation or other allowances or moneys due from Lessor. All duties of an inducement nature required of Lessor under the Lease have been fulfilled. Any exception to the foregoing is set forth in Paragraph 6 below.

          V. There exists no breach or default, nor state of facts nor condition which, with notice, the passage of time, or both, would result in a breach or default on the part of either Lessee or Lessor. No claim, controversy, dispute, quarrel or disagreement exists between Lessor and Lessee. Lessee does not have any claims, counter-claims, defenses, offsets or credits against Lessor or the rent due under the Lease. Any exception to the foregoing is set forth in Paragraph 6 below.

          VI.   Exceptions to the foregoing:
________________________________________________________________________
________________________________________________________________________
____________________________________________________.

          Lessee acknowledges that Buyer and Lessor are relying upon each of the statements contained herein in connection with Buyer's purchase of the Premises and but for such assurances Buyer would not purchase the Premises. If any of the statements set forth herein conflicts with or are inconsistent with any provision of the Lease, the statements contained herein shall prevail.

Dated:  _____________, 1996

"LESSEE"

________________________,
a _______________________


By:  ______________________
Name Printed:  ____________
Title:_____________________




                              EXHIBIT "D"

                                 DEED



RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO
(AND MAIL TAX STATEMENTS TO):
Cornerstone Real Estate Advisers, Inc.
1901 Avenue of the Stars
Suite 555
Los Angeles, California  90067
Attention:  Kelly Kinnon, Esq.
_______________________________________________________
                  THIS SPACE ABOVE FOR RECORDER'S USE

                              GRANT DEED

                         FIRST FINANCIAL PLAZA
                          ENCINO, CALIFORNIA

THE UNDERSIGNED GRANTOR DECLARES:

     Documentary Transfer Tax not shown pursuant to Section 11932 of the Revenue and Taxation Code and ________________________
     __________________________, as needed

     FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, JMB ENCINO PARTNERSHIP, L.P., a California limited partnership (hereinafter called "GRANTOR"), hereby GRANTS to and _____________________ (hereinafter called "GRANTEE"), the real property located in the County of Los Angeles, State of California, and more particularly described in Exhibit "A" attached hereto and made a part hereof, together with all improvements located thereon and all rights, privileges, easements and appurtenances of Grantor appertaining thereto and all right, title and interest of Grantor in, to and under adjoining streets, rights of way and easements.

     IN WITNESS WHEREOF, the undersigned hereby executes this instrument as of the _____ day of August, 1996.

          GRANTOR:

          JMB ENCINO PARTNERSHIP, L.P.,
          a California limited partnership

          By    JMB FIRST FINANCIAL ASSOCIATES,
                an Illinois general partnership
                General Partner

                By    JMB INCOME PROPERTIES, LTD.-XII,
                      an Illinois limited partnership,
                      General Partner

                      By   JMB REALTY CORPORATION,
                           a Delaware corporation,
                           General Partner

                           By    _____________________
                                 Vice President

                By    JMB INCOME PROPERTIES, LTD.-XIII,
                      an Illinois limited partnership,
                      General Partner

                      By   JMB REALTY CORPORATION,
                           a Delaware corporation,
                           General Partner
                           By    _____________________
                                 Vice President





State of _______________________ )
County of ______________________ )

     On _______________, 199___, before me, a notary public in and for said State, personally appeared _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature ________________________________________ (Seal)
Capacity of Signatory ____________________________






                              EXHIBIT "A"

                          DESCRIPTION OF LAND





          Statement of tax due and request that tax declaration not be made a part of the permanent record in the office of the County Recorder pursuant to Section 11932 of Revenue and Taxation Code.


To:  Registrar Recorder, County of Los Angeles

          Request is hereby made in accordance with the provisions of documentary transfer act that the amount of the tax due not be shown on the original document which names JMB ENCINO PARTNERSHIP, L.P., a California limited partnership, as grantor, and ________________________________________, as grantee, regarding the property described in the accompanying document located in the City of Los Angeles, State of California. The amount of the tax due on the accompanying document is $____________ for the County of Los Angeles documentary transfer tax, and $__________ for City of ___________ taxes, computed on full value of property conveyed, less liens and encumbrances remaining at time of sale.

          JMB ENCINO PARTNERSHIP, L.P.,
          a California limited partnership

          By    JMB FIRST FINANCIAL ASSOCIATES,
                an Illinois general partnership
                General Partner

                By    JMB INCOME PROPERTIES, LTD.-XII,
                      an Illinois limited partnership,
                      General Partner

                      By   JMB REALTY CORPORATION,
                           a Delaware corporation,
                           General Partner

                           By    _____________________
                                 Vice President

                By    JMB INCOME PROPERTIES, LTD.-XIII,
                      an Illinois limited partnership,
                      General Partner

                      By   JMB REALTY CORPORATION,
                           a Delaware corporation,
                           General Partner

                           By    _____________________
                                 Vice President


                  After the permanent record is made,
                   this form will be affixed to the
               conveying document and returned with it.



                              EXHIBIT "E"

           BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT
              (First Financial Plaza; Encino, California)

     FOR VALUABLE CONSIDERATION, receipt and adequacy of which is hereby acknowledged, the undersigned, JMB ENCINO PARTNERSHIP, L.P., a California limited partnership ("ASSIGNOR"), hereby sells, transfers, assigns and conveys to __________________________ ("ASSIGNEE"), the following:

     1. All right, title and interest of Assignor in and to all tangible personal property located on, and used in connection with the management, maintenance or operation of that certain land and improvements located in the County of Los Angeles, State of California, as more particularly described in Exhibit "A" attached hereto and made a part hereof ("REAL PROPERTY"), including, without limitation, all equipment, appliances, tools, machinery, supplies, building materials, appliances, fittings, gas and oil burners, automatic stokers, lighting fixtures, doors, cabinets, partitions, mantles, elevators, electric motors, pumps, screens, flag poles, waste disposal or storage equipment, sprinklers, plumbing, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, each with its respective furnaces, boilers, engines, motors, dynamos, radiators, pipe, wiring and other apparatus, vaults, safes, fire prevention and extinguishing equipment, carpets, floor covering, kitchen appliances and antennae) owned by Seller (and not by tenants) located upon or about the Land and used in the operation of the Real Property and improvements thereon (provided, however, the personal property shall not include any computer equipment, computer programs or related software), and all preliminary, final and proposed building plans and specifications [including "as-built" drawings] respecting the improvements, structural reviews, architectural drawings and engineering, soils, seismic, geologic and architectural reports, studies and certificates owned by Seller and prepared by third parties pertaining to the Real Property or the improvements thereon, and all operating statements and financial books and records located at the Real Property or in the possession or control of Assignor's property manager (excluding the same to the extent located in Chicago, Illinois) in connection with the operation of the Real Property (including, without limitation, all income and expense statements, year-end financial and monthly operating statements) (collectively, the "PERSONAL PROPERTY"), but excluding tangible personal property owned by Seller's property manager ("MANAGER") or the tenants of the Real Property under the "Tenant Leases" (as defined below).

     2. All right, title and interest of Assignor as lessor in and to the leases and all other agreements ("TENANT LEASES") described in Exhibit "B" attached hereto relating to the leasing, occupancy and use of space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder, and all prepaid rents and security and other deposits held by Assignor under the Tenant Leases and not credited or returned to tenants (which prepaid rents and security and other deposits shall be assigned to Assignee pursuant to a credit against the purchase price under the Purchase Agreement, as more particularly provided in the Purchase Agreement), but subject to all terms, conditions, reservations and limitations set forth in the Tenant Leases. Notwithstanding the foregoing or anything else to the contrary contained in this Bill of Sale, Assignment and Assumption, Seller hereby reserves any and all right, title and interest of Seller in, and Seller shall not convey or assign to Buyer any right, title or interest of Seller to, any and all promissory notes or other evidences of indebtedness (collectively, the "TENANT LOANS") owed to Seller by the following tenants at the Property: Fred Sands Realty; Benson, Minkow & Shapiro; and Block, Klein & Co.

     3. To the extent assignable without the consent of third parties, all right, title and interest of Assignor in and to all intangible property ("INTANGIBLE PROPERTY") owned or held solely for use in connection with the Real Property or the Personal Property or any business or businesses conducted thereon or with the use thereof (other than those businesses conducted by the tenants of the Real Property under the Tenant Leases), including, but not limited to, leases (other than the Tenant Leases), contract rights and agreements listed in Exhibit "C" attached hereto ("SERVICE AGREEMENTS"), building and trade names, trademarks and logos used by Assignor in the operation and identification of the improvements and/or the Real Property, the name "First Financial Plaza", business licenses, warranties, utility contracts, rent lists, advertising materials, telephone exchange numbers, plans and specifications, governmental approvals and development rights, permits, certificates of occupancy, dedications, subdivision maps and government entitlements issued, approved or granted solely in connection with the Real Property or improvements thereon, related solely to the Real Property or the Personal Property or any part thereof.

     This Bill of Sale, Assignment and Assumption Agreement is given pursuant to that certain agreement ("PURCHASE AGREEMENT") captioned "PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS", dated as of August ___, 1996, between Assignor and Massachusetts Mutual Life Insurance Company, providing for, among other things, the conveyance of the Personal Property, the Tenant Leases, and the Intangible Property.

     The covenants, agreements, representations, warranties, indemnities and limitations provided in the Purchase Agreement with respect to the property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Assignee and Assignor and their respective successors and assigns.

     As set forth in the provisions of the Purchase Agreement, which are hereby incorporated by this reference as if herein set out in full, the property conveyed hereunder is (except as expressly provided to the contrary in the Purchase Agreement) conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED. IT IS THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES WITH RESPECT TO THE PERSONAL PROPERTY, INCLUDING WITHOUT LIMITATION, TO THE EXTENT APPLICABLE, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE CALIFORNIA UNIFORM COMMERCIAL CODE, EXCEPT AS EXPRESSLY PROVIDED IN PARAGRAPH 7A OF THE PURCHASE AGREEMENT.

     This Bill of Sale, Assignment and Assumption Agreement is made subject to the title exceptions approved or deemed approved by Assignee pursuant to the Purchase Agreement.

     As of the date above written, Assignee hereby accepts the foregoing Bill of Sale, Assignment and Assumption Agreement and hereby agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Assignor relating to the Tenant Leases and Intangible Property first arising and accruing on and after the effective date of the foregoing Bill of Sale, Assignment and Assumption Agreement; subject, however, to any provisions in the Tenant Leases which limit the liability of the lessor thereunder.

     Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Bill of Sale, Assignment and Assumption.

     This Bill of Sale, Assignment and Assumption Agreement may be executed in one or more identical counterparts, each of which such counterpart shall be deemed an original for all purposes and all such counterparts collectively consisting of one such Bill of Sale, Assignment and Assumption Agreement.

     IN WITNESS WHEREOF, Assignor has executed this Bill of Sale,
Assignment and Assumption Agreement as of __________________, 199__.

DATED:  As of ______________________, 1996.

     ASSIGNOR:

     JMB ENCINO PARTNERSHIP, L.P.,
     a California limited partnership

     By:  JMB FIRST FINANCIAL ASSOCIATES,
          an Illinois general partnership
          General Partner

          By    JMB INCOME PROPERTIES, LTD.-XII,
                an Illinois limited partnership,
                General Partner

                By    JMB REALTY CORPORATION,
                      a Delaware corporation,
                      General Partner

                      By_____________________
                           Vice President

     By   JMB INCOME PROPERTIES, LTD.-XIII,
          an Illinois limited partnership,
          General Partner

          By    JMB REALTY CORPORATION,
                a Delaware corporation,
                General Partner

                By_____________________
                Vice President

     "ASSIGNEE"

     _______________________________________
     a _____________________________________

     By: ___________________________________
     Name: _________________________________
     Title: ________________________________



                              EXHIBIT "A"

                     DESCRIPTION OF REAL PROPERTY





                              EXHIBIT "B"

                         LIST OF TENANT LEASES





                              EXHIBIT "C"

                      LIST OF SERVICE AGREEMENTS





                              EXHIBIT "F"

                   CERTIFICATE OF NON-FOREIGN STATUS




                   CERTIFICATE OF NON-FOREIGN STATUS

                         FIRST FINANCIAL PLAZA
                          ENCINO, CALIFORNIA


FEDERAL FIRPTA CERTIFICATE


     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform ___________________ ("BUYER"), that withholding of tax is not required upon the disposition of a U.S. real property interest by JMB ENCINO PARTNERSHIP, L.P., a California limited partnership ("SELLER"), the undersigned hereby swears, affirms and certifies the following on behalf of Seller:

     1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

     2.   Seller's U.S. employer identification number is
__________________.

     3.   Seller's office address is:

          JMB Encino Partnership, L.P.
          900 North Michigan Avenue
          19th Floor
          Chicago, Illinois 60611
          Attention:  Ms. Andrea M. Backman

     4. Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

STATE OF CALIFORNIA
CALIFORNIA RESIDENT/NON-RESIDENT AFFIDAVIT

     In accordance with Sections 18805 and 26131 of the California Revenue and Taxation Code, any seller who is not a California resident must authorize the escrow holder to forward 31/3% of the sales price of the California real property conveyed to the Franchise Tax Board unless the sales price of the property is less than $100,000.00.

     Seller hereby certifies that Seller is a "Partnership" as determined in accordance with Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code, and Seller maintains a permanent place of business with a California street address after the transfer.

     Seller understands that this certificate may be disclosed to the Franchise Tax Board of California by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.


     Executed as of the _____ day of ________________, 1996.

     SELLER:

     JMB ENCINO PARTNERSHIP, L.P.,
     a California limited partnership

     By   JMB FIRST FINANCIAL ASSOCIATES,
          an Illinois general partnership
          General Partner

          By    JMB INCOME PROPERTIES, LTD.-XII,
                an Illinois limited partnership,
                General Partner

                By    JMB REALTY CORPORATION,
                      a Delaware corporation,
                      General Partner

                      By_____________________
                           Vice President

     By   JMB INCOME PROPERTIES, LTD.-XIII,
          an Illinois limited partnership,
          General Partner

          By    JMB REALTY CORPORATION,
                a Delaware corporation,
                General Partner

                By_____________________
                      Vice President






                              EXHIBIT "G"

                         MANAGER'S CERTIFICATE

































                        [SEE ATTACHMENT HERETO]



                              EXHIBIT "H"

                               RENT ROLL





























































                        [SEE ATTACHMENT HERETO]



                              EXHIBIT "I"

         EXCEPTIONS TO SELLER'S REPRESENTATIONS AND WARRANTIES

                                 NONE




                              EXHIBIT "J"

                      LIST OF SERVICE AGREEMENTS




               VENDOR                            TERMINATION


     ACCO                              30 days written notice

     Advance Building Maintenance      30 days written notice

     Amtech Reliable Elevator Co.      30 days written notice

     Ampco Parking                     30 days written notice

     Cummins Onan                      30 days written notice

     Gibraltar Protection, Inc.        30 days written notice

     Oak Springs Nursery               30 days written notice

     Orix USA Corp.                    $4,030.53/mo. - Paid in full as
of 6/25/97

     Pacific Bell - Cable Riser        Renewed annually @ $675.00/year

     PageNet                           30 days written notice

     Pitney Bowes                      17 month lease as of 12/8/95,
$141.94/quarter

     Pedus Service - Concierge         30 days written notice either
party

     Waste Management Co.              30 days written notice either
party

     Kastle Systems                    30 days written notice either
party

     Minolta Leasing Services          48 month lease as of 4/1/93 -
                                       $425.03/mo.

     Pearl Textiles                    30 days written notice





                              EXHIBIT "K"

                     ADDITIONAL TENANT INDUCEMENTS


OUTSTANDING FREE RENT:

                                                        DATE DUE
     Suite 224  Young & CINRAM       $ 2,110.00(1 mo.)  Sept. 1, 1996
     Suite 345  Appel & Steinman     $18,198.75(1 mo.)  Jan 1, 1997
                           Total     $20,308.75


OUTSTANDING TENANT IMPROVEMENTS:


     Suite 345  Appel & Steinman Carpet    $17,500.00   Oct. 1, 1996
     Suite 601  Merrill Lynch $5.00 per usf$50,475.00   May 28, 2001
                                             -----------
                                 Total     $67,975.00


LEASING COMMISSIONS ON RENEWALS:

     Suite 510  Ostrom Real Estate         $ 1,000.00   March 15, 1998
                Estimated 1% on 5 year option






                              EXHIBIT "L"

                    CONVERTIBLE TENANT CONCESSIONS



                                 NONE



                              EXHIBIT "M"

                        ENVIRONMENTAL WORK PLAN